Exhibit 3

[Informal translation from Hebrew]

More Provident Funds LTD

Subject: Authorized signatories More Provident Funds Ltd. (the "Company")

The undersigned hereby confirms that in the decision of the board of directors of More Provident Funds Ltd. CN 514956465 (the "Company") dated December 27, 2021, the following decisions were made:

Group A
Meir Gridish ID * * *
Group B
Or Keren ID * * *	Yosef Levy ID * * *
Eldad Zinman ID * * *	Ori Kissos ID * * *
Oranit Shaya ID * * *

(Each of the above will hereinafter be referred to as "Signature Authorized")

1. Signature rights for all intents and purposes

The signature of each of the authorized signatories in Group B, together with the signature of the authorized signatory in Group A, with the addition of the company's stamp or above its printed name, will bind the company for all intents and purposes.

* * *

Attorney Certification

As signed below, I, Lea Perzovitz, Adv., license number 49128, certify as follows:

The Company's decisions above are lawfully made, in accordance with the Company's currently valid incorporation documents and by those authorized to sign on behalf of the Company, and they bind the Company for all intents and purposes.

/s/ Mor Lieberman Signature	30/12/2021 Date